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                          CHANGE OF CONTROL AGREEMENT

                                    BETWEEN


                           THE MUSICLAND GROUP, INC.,

                          MUSICLAND STORES CORPORATION

                                      AND

                              GILBERT L. WACHSMAN


                          DATED AS OF MARCH 10, 1997


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                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----

1.   Operation of Agreement. . . . . . . . . . . . . . . . . . . . . . . . 1
2.   Employment; Period of Employment. . . . . . . . . . . . . . . . . . . 4
3.   Position, Duties, Responsibilities. . . . . . . . . . . . . . . . . . 5
4.   Compensation, Compensation Plans, Perquisites . . . . . . . . . . . . 6
5.   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . 9
6.   Retirement Program. . . . . . . . . . . . . . . . . . . . . . . . . . 9
7.   Effect of Death or Disability . . . . . . . . . . . . . . . . . . . .10
8.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
9.   Offset of Compensation and Benefits from Subsequent Employment. . . .16
10.  Minimum Severance Payment . . . . . . . . . . . . . . . . . . . . . .17
11.  Joint and Several Liability; Trust Agreement. . . . . . . . . . . . .19
12.  Discount Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
13.  Potential Excise Taxes. . . . . . . . . . . . . . . . . . . . . . . .20
14.  Indemnification and Insurance; Legal Expenses . . . . . . . . . . . .22
15.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
16.  General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . .24

                          CHANGE OF CONTROL AGREEMENT

          CHANGE OF CONTROL AGREEMENT ("Agreement"), dated as of March 10, 1997 among THE MUSICLAND GROUP, INC., a Delaware corporation (the "Company"), MUSICLAND STORES CORPORATION, a Delaware corporation (the "Parent") and GILBERT L. WACHSMAN (the "Executive").

                              W I T N E S E T H :

          WHEREAS:

          A. The Executive is one of the principal officers of the Company and an integral part of its management.

          B. The Company wishes to assure itself and the Executive of continuity of management in the event of any actual or threatened Change in Control of the Company as hereafter defined.

          C. This Agreement is not intended to alter materially the compensation and benefits that the Executive could reasonably expect in the absence of a Change in Control of the Company or the Parent (as hereinafter defined) and, accordingly, this Agreement, though taking effect upon execution hereof, will be operative only upon a Change in Control and as set forth in paragraph 1.01 of this Agreement.

          NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

          1.   OPERATION OF AGREEMENT

          1.01 (a) This Agreement shall be effective immediately but shall not be operative unless and until there has been a Change in Control, as defined in Paragraph 1.02,

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while the Executive is in the employ of the Company.  Upon the date of a
Change in Control, this Agreement shall become operative immediately and Executive's Severance Agreement effective as of July 17, 1996 (the "Prior Agreement") shall terminate.

          1.02 "Change in Control" shall mean, except as provided in subparagraph (e) below, a change in control of the Company or the Parent that shall be deemed to have occurred if and when:

          (a) while the Company or the Parent maintains a class or series of equity securities that are registered under the Securities Exchange Act of 1934, any person (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) shall become the beneficial owner, directly or indirectly, of 20% or more of the common stock of the Company or the Parent, or

          (b) a majority of the directors of the Company or the Parent are persons other than persons (i) for whose election proxies have been solicited by the Board of Directors of the Company or the Parent, or (ii) who are then serving as directors appointed by the Board of Directors of the Company or the Parent to fill vacancies on the applicable Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships, but excluding for purposes of this clause (ii) any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents, or

          (c) the Company's or the Parent's, or at least 70% of the Company's or the Parent's, assets are sold and transferred to another corporation or other enterprise that is not a

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subsidiary, direct or indirect, or other affiliate of the Company or the
Parent, if such other enterprise does not make arrangements with the Executive satisfactory to the Executive for his employment by such other enterprise, or

          (d) the Board of Directors of the Company or the Parent determines, by a vote of a majority of its entire membership, that a tender offer initiated by any person (as defined in subparagraph l.02(a) above) indicates an intention on the part of such person to acquire control of the Company or the Parent and there is a substantial likelihood that such tender offer will result in a Change in Control. Should any tender offer for shares of the Company or the Parent be initiated, the Board of Directors of the Company or the Parent, as the case may be, shall vote upon whether, in the good faith judgment of the Board, a substantial likelihood exists that such tender offer will result in a Change in Control.

          (e) No Change in Control shall be deemed to have occurred under subparagraph 1.02(c) or (d) above if:

          (i) the Company or the Parent is a debtor pursuant to a written loan agreement of the person so described in such subparagraph and

          (ii) either:

               (A) the right to nominate or elect directors by such person results from an event of default under a then operative provision of such loan agreement, or

               (B) the acquisition of securities described in such subparagraphs by such person results from a foreclosure by such person under a then operative provision of such loan agreement following an event of default, or

               (C) the acquisition of securities described in such subparagraphs by such person is pursuant to a plan of reorganization under the bankruptcy laws of the United States.

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For a period of 60 days following the date on which a Change in Control occurs, the Executive agrees to perform for the Company each and every one of his duties in effect immediately prior to the Change in Control as described in paragraph 3.01.

          1.03 If there is a Change in Control of the type described in paragraph l.02(c), the Executive may elect to terminate the Period of Employment hereunder by giving written notice to the Company of his decision to terminate pursuant to this paragraph 1.03 within 30 days following the applicable sale or transfer, which termination shall be effective as of the 90th day following the date such notice is given or such earlier date as the Company may specify in a written notice given to the Executive. Any termination of the Period of Employment pursuant to this paragraph 1.03 shall be treated as a termination without Cause pursuant to the Executive's "Prior Agreement", as the same may have been amended to the date of such termination and the obligation set forth therein shall be and remain those of the Company (i.e., The Musicland Group, Inc.) and the Parent (i.e., Musicland Stores Corporation) prior to such sale or transfer and shall not be otherwise assignable.

          2.    EMPLOYMENT; PERIOD OF EMPLOYMENT.

          2.01 The Company shall employ the Executive, and the Executive shall serve the Company, for the period set forth in paragraph 2.02 (the "Period of Employment"), in the position and with the duties and responsibilities set forth in Section 3, and upon the other terms and conditions hereinafter stated. Employment by a subsidiary or affiliate of the Company at the Company's request and with the Executive's consent shall constitute employment by the Company within the terms of this Agreement.

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          2.02  The Period of Employment shall commence on the date of a
Change in Control and, subject only to the provisions of Section 7 relating to death or Disability and of paragraph 8.04 relating to termination for Cause, shall continue until the close of business on the last business day of the 24th calendar month following such Change in Control; provided, that on the last business day of the 12th calendar month following such Change in Control and on each anniversary of such date thereafter, the Period of Employment shall be automatically extended by one additional year (to the second subsequent such anniversary, but in no event shall the Period of Employment extend beyond the first day of the month next succeeding the month in which the Executive shall attain his 65th birthday) unless prior to the last business day of the 6th calendar month following such Change in Control, or any subsequent 12-month anniversary of such date thereafter, the Company shall deliver to the Executive or the Executive shall deliver to the Company written notice that the Period of Employment will not be extended, in which case the Period of Employment will end at the expiration of the then-existing Period of Employment hereunder, including any previous extension, and shall not be further extended except by agreement by the Company and the Executive.

          3.    POSITION, DUTIES, RESPONSIBILITIES

          3.01 (a) It is contemplated that during the Period of Employment the Executive shall serve in the position and have the duties and responsibilities as Vice Chairman or such other senior executive capacity with substantially the same nature and quality as those of the position of Vice Chairman, as the Company may from time to time determine.

          (b)  During the Period of Employment, the Executive

          (i) shall hold a position of responsibility, importance and scope at least equal to his position referred to in subparagraph 3.01(a),

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          (ii)  shall, without compensation other than that provided, serve, if and when elected or reelected, as a member of the Board of Directors and/or Executive Committee of the Company or the Parent,

         (iii) shall, without compensation other than that herein provided, serve as an officer and director of any subsidiary or affiliate, provided the Executive has determined in his sole discretion that such service does not entail undue risk to the Executive in light of the financial condition of such subsidiary or affiliate and the extent of officers' and directors' liability insurance applicable to such service, and

          (iv) shall devote substantially all of his time, best efforts and undivided attention during normal business hours to the business and affairs of the Company and its subsidiaries except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for

               (A) serving as a director or member of a committee of any organization or company involving no conflict of interest with the Company,

               (B) delivering lectures, fulfilling speaking engagements, teaching at educational institutions,

               (C)  engaging in charitable and community activities, and

               (D)  managing his personal investments;
     provided that such activities do not materially interfere with the performance of his duties hereunder.

          3.02 The Executive's office shall be located in the Minneapolis, Minnesota metropolitan area. He shall not be required, without his written consent, to locate his office more than 20 miles distant by public highway from his office immediately prior to the Change in Control or to be absent therefrom on business more than 60 working days in any year or more than 14 consecutive days at any one time.

          4.    COMPENSATION, COMPENSATION PLANS, PERQUISITES

          4.01 For all services rendered during the Period of Employment, the Executive shall receive:

          (i) a salary, payable no less often than monthly, at the annual rate of $431,600 or the rate of monthly salary of the Executive paid prior to the Change in Control, whichever is higher, subject to such periodic increases as shall be awarded in

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     accordance with the Company's regular administrative practices of salary increases applicable to executives in effect prior to the Change in Control, and

          (ii)  an annual award under the Company's Management Incentive
     Plan, or a plan with substantially equivalent incentives and benefits that may be adopted by the Company, for each calendar year, or portion thereof, during the Period of Employment, which shall be payable as soon as practicable after the end of such calendar year and shall be equal to a percentage of the annual salary payable to the Executive for such calendar year determined on the basis of the monthly salary payable to the Executive as of the beginning of such calendar year under clause (i) of this paragraph (after adjustment to reflect any increase therein awarded by the Company under clause (i)). Such percentage shall be the lesser of
     (A) 35% or (B) the average of the percentages, for each of the three preceding calendar years (or such lesser number of years that the Executive has been a participant in the plan), that result from dividing the Executive's annual award under the Management Incentive Plan (or its successor) for such year by the Executive's annual salary for that year.

Increases in salary and annual awards under this Agreement or otherwise shall not diminish any other obligation of the Company hereunder.

          4.02 (a) During the Period of Employment, the Executive shall continue to be a full participant in the performance awards and stock incentive aspects of the Company's Long-Term Incentive Plan and any other long-term incentive plans of the Company (provided that Executive was a participant in such plan or plans immediately prior to the Change in Control), and shall also be a participant in any and all other executive incentive plans in which executives of the Company participate that are in effect for Executive immediately prior to a Change in Control, or any amended or successor plans with at least as favorable terms that may be substituted and that may hereafter be adopted, including, without limitation, any plan relating to stock options, stock appreciation rights, restricted stock and deferred stock awards, or equivalent successor plans that may be adopted by the Company with at least the same reward opportunities that have heretofore been provided and with such

                                     - 7 -

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improvements in such plans or other plans as may from time to time be made in accordance with the present practices of the Company.

          (b) Upon a Change in Control, the right to exercise any and all stock options to purchase shares of the Company's or Parent's stock and any stock appreciation rights held by the Executive shall, to the extent that such options and rights shall not theretofore have been exercised, become fully vested and exercisable immediately, all restrictions upon any restricted stock previously granted to the Executive shall be deemed to have lapsed, the deferral period and all conditions pertaining to any deferred stock awards previously granted to the Executive shall be deemed to have expired or have been satisfied, as the case may be, and the Executive shall be entitled to receive all such shares of restricted or deferred stock. All restricted stock and all deferred stock awards granted to the Executive on or after the date hereof shall be awarded subject to the conditions described in the immediately preceding sentence. All options issued or awarded to the Executive on or after the date hereof shall contain adequate provisions to effect the foregoing.

          4.03 During the Period of Employment the Executive shall be entitled to perquisites and to fringe benefits in each case at least equal to those attached to his office immediately prior to a Change in Control, as well as to reimbursement, upon proper accounting of reasonable expenses and disbursements incurred by him in the course of his duties.

          4.04 The compensation provided for in this Section 4, together with other matters therein set forth, is in addition to the benefits provided for in Sections 5 and 6.

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

          5.   EMPLOYEE BENEFIT PLANS

          5.01 The Executive shall be entitled to all payments, benefits and service credit for benefits during the Period of Employment to which Company officers are entitled, immediately prior to a Change in Control, as a result of their employment under the terms of employee plans and practices of the Company, other than the Retirement Program, for which specific provision is made in Section 6, but including, without limitation,

          (i)   the Company's Capital Accumulation Plan,

          (ii) its death benefit plans (consisting of its Group Life Insurance Plan and accidental death and dismemberment insurance),

          (iii) its disability benefit plans (consisting of its short-term salary continuation, short-term disability and long-term disability plans),

          (iv) its senior officer medical, dental, health and welfare plans, and

          (v) other present or equivalent successor plans and practices of the Company for which officers are eligible, and to all payments or other benefits under any such plan or practice subsequent to the Period of Employment as a result of participation in such plan or practice during the Period of Employment.

          5.02 Nothing in this Agreement shall preclude the Company from amending or terminating any particular employee benefit plan or practice, provided that the Executive shall continue to be entitled during the Period of Employment to perquisites as set forth in paragraph 4.03 and to benefits and service credit for benefits under paragraph 5.01 at least as favorable to the Executive as those to which he is entitled immediately prior to a Change in Control. If and to the extent that such perquisites, benefits and service credits are not payable or provided under any such plans or practices by reason of such amendment or termination thereof, the Company itself shall pay or provide therefor.

          6. RETIREMENT PROGRAM. The term "Retirement Program" shall mean the Company's Employees' Retirement Plan. Executive shall not be eligible for benefits under the

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

Retirement Program, except that the Executive shall be eligible to participate in the Musicland Group's Capital Accumulation Plan upon satisfying the eligibility requirements of that Plan and in any retirement plans that may become applicable to Executives employed by the Company after the date of this Agreement.

          7.   EFFECT OF DEATH OR DISABILITY

          7.01 If the Executive should die during the Period of Employment, his legal representative shall be entitled to the compensation provided for in paragraph 4.01 for the month in which death shall have occurred, and the Period of Employment shall end on the last day of such month without prejudice to any other payments due in respect of the Executive's death.

          7.02 (a) The word "Disability" shall mean an illness or accident which prevents the Executive from performing his duties under this Agreement for a period of six consecutive months. The Period of Employment shall end on the last day of such six months' period but without prejudice to any payments due the Executive in respect of Disability.

          (b) In the event of the Executive's Disability during the Period of Employment, the Executive shall be entitled to the compensation provided for in paragraph 4.01 for the period of such Disability but not in excess of six months.

          (c) The amount of any payments due under this paragraph shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Company.

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

          8.   TERMINATION

          8.01 In the event of a Termination, as defined in paragraph 8.03, during the Period of Employment, the provisions of this Section 8 shall apply.

          8.02 In the event of a Termination, the Company shall, as liquidated damages or severance pay, or both, pay to the Executive and provide him, his dependents, beneficiaries and estate, in lieu of all other remedies, damages or relief to which he might otherwise be entitled under this Agreement, with the following:

          (a) A lump sum equal to the total of the following future payments, discounted to present value at the Discount Rate as defined in
Section 12 applied to each such future payment, that would have been made for the remainder of the Period of Employment, as if such Termination had not occurred:

          (i) the salary provided in subparagraph 4.01(i) at the time of such termination, at the times therein stated, for the month in which the Termination shall have occurred and for each month thereafter during the Period of Employment, less in respect of each such month the amounts, if any, the Executive would have paid in cash in respect of employee benefits provided for in subparagraphs 5.01 (ii), (iii) and (iv) if the Executive were still employed, and (ii) the annual awards provided in subparagraph 4.01(ii), at the times therein stated, for the year in which the Termination shall have occurred and for each year thereafter during the Period of Employment; provided that, for the purpose of calculating the lump sum due under this subparagraph 8.02(a)(ii), the annual awards for the remainder of the Period of Employment shall be calculated pursuant to subparagraph 4.01(ii) using an annual salary at the time of such Termination.

          (b) In full substitution for any awards under the Long Term Incentive Plan, a lump sum equal to 35% of the annual rate of salary payable to the Executive in accordance with subparagraph 4.01(i) at the time of such Termination, for the year in which the

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Termination shall have occurred and for each year thereafter during the
Period of Employment, as if such Termination had not occurred.

     (c) All lump-sum payments to be made by the Company under this Section 8 shall be made within 20 days after Termination.

     (d) The Executive shall continue to be entitled to all employee benefits provided for in subparagraphs 5.01(ii), (iii) and (iv), relating to death benefit, disability benefit, and senior officer medical, dental, health and welfare plans and all other present or equivalent successor plans and practices of the Company for which officers are eligible, until the Executive shall attain age 65, as if the Executive were still employed during such period under this Agreement, with benefits based upon the compensation provided in paragraph 4.01 at the time of such Termination as if the Executive continued to be employed until age 65, and if and to the extent that such benefits shall not be payable or provided under any such plan by reason of the Executive no longer being an employee of the Company as a result of Termination, the Company itself shall pay or provide therefor.

     (e) The payments made and benefits provided to the Executive, his beneficiaries, or estate pursuant to this paragraph 8.02 shall be in lieu of, and not in addition to, any and all benefits to which the Executive is otherwise entitled upon termination of employment with the Company, including, but not limited to, any other Company policies, procedures, or practices, oral or written, now or hereafter established, and shall be in lieu of all other remedies, damages, or relief to which he might otherwise be entitled under this Agreement.

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

          8.03  The word "Termination" shall mean:

          (a) Termination by the Company of the Executive's employment for any reason other than for Cause as defined in paragraph 8.04 or for Disability; or

          (b) Termination by the Executive of his employment upon the occurrence of any of the following events:

          (i) A significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the position referred to in paragraph 3.01(a) or a position of comparable authorities, powers, functions, duties or responsibilities to that of senior officers generally or a reduction in compensation, which in either event is not remedied within 30 days after receipt by the Company of written notice from the Executive;

          (ii) A breach by the Company of any provision of this Agreement not embraced within the foregoing clause (i) which is not remedied within 30 days after receipt by the Company of written notice from the Executive;

          (iii) The liquidation, dissolution, consolidation or merger of the Company or transfer of 70% or more of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or 70% or more of its assets has been transferred shall have assumed all duties and obligations of the Company under this Agreement;

provided that, in any event set forth in this subparagraph, the Executive shall have elected to terminate his employment under this Agreement upon not less than 30 and not more than 90 days' advance written notice to the Board of Directors of the Company, attention of the Chief Executive Officer, given, except in the case of a continuing breach, within three calendar months after
(A) expiration of the 30-day cure period with respect to such event, or (B) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets.

          An election by the Executive to terminate his employment under the provisions of this subparagraph shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Company.

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

          8.04 The Company shall have the right, by not less than 60 days' notice in writing, to terminate for Cause the employment of the Executive and the Period of Employment. The termination of the Executive's employment shall be deemed to have been for Cause only

          (i) if termination of his employment shall have been the result of an act or acts of dishonesty by him or an act or acts resulting or intended to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense; or

          (ii) if there has been a deliberate and intentional refusal by the Executive during the Period of Employment (except by reason of incapacity due to illness or accident) to comply with the provisions of subparagraph 3.01(b), relating to the time and best efforts to be devoted to the affairs of the Company, and such breach results in demonstrably material injury to the Company, and the Executive shall have either failed to remedy such alleged breach within 30 days from his receipt of written notice from the Secretary of the Company demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such 30-day period and thereafter; or

          (iii) if there has been a determination by the Chief Executive Officer or an affirmative vote (as described below) of the Board of Directors of the Company at a meeting called and held for that purpose and at which the Executive is given an opportunity to be heard, that, in the judgment of the Chief Executive Officer or the Board, the Executive has, over an extended period of time, consistently failed to satisfactorily perform the material duties of his office assigned to him and such failure has had an adverse impact upon the Company; provided that such determination may be made only after at least two formal reviews of the Executive's performance by the Chief Executive Officer conducted at an interval of at least six months at which the Executive shall be informed of the most significant deficiencies in performance and during such interval and a period of at least ninety days from and after the most recent such review, the Executive shall have failed to correct or failed to take all reasonable steps to correct such significant deficiencies;

provided that there shall have been delivered to the Executive with the above-mentioned 60-day notice a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of at least a majority of the entire membership (whether or not present) of the Board of Directors (other than the Executive) of the Company at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding

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that the Executive was guilty of conduct set forth in clause (i), (ii) or
(iii) above, specifying the particulars thereof in detail. For purposes of the minimum number of directors required for the affirmative vote described in the next preceding sentence, any fraction shall be rounded to the next higher whole number of directors.

          Anything herein to the contrary notwithstanding, the employment of the Executive shall not be considered to have been terminated by the Company for Cause if termination of his employment took place

          (i) as the result of bad judgment or negligence on the part of the Executive, or

          (ii) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or

          (iii) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company.

          8.05 If the Executive's employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under subparagraph 8.03(b) shall be questioned by the Company, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election, either to seek arbitration in Minneapolis, Minnesota, under the rules of The American Arbitration Association, by serving a notice to arbitrate upon the Company, or to institute a judicial proceeding, in either case within 90 days after having received notice of termination of his employment or notice in any form that the termination of his employment under subparagraph 8.03(b) is subject to question or within such longer period as may reasonably be necessary for the Executive to take action in the

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event that his illness or incapacity should preclude his taking such action within such 90-day period.

          9.    OFFSET OF COMPENSATION AND BENEFITS FROM SUBSEQUENT EMPLOYMENT

          9.01 In the event of a termination of his employment, the Executive shall not be required to minimize damages or severance payment under Sections 8 or 10 by seeking or accepting other employment or consulting position.

          9.02 If the Executive obtains other employment or a consulting position subsequent to a Termination and prior to the end of the Period of Employment, the Executive shall pay to the Company on a quarterly basis the Subsequent Compensation, as defined below, that he receives for such other employment through the last day of the Period of Employment, provided, however, that the amount of such quarterly payments shall be reduced by any liability with respect to such Subsequent Compensation that the Executive incurs for income taxes (after taking into account any income tax benefit available as a result of such quarterly payments) and payroll deductions required by law, and provided further that no such payments shall be made unless the Executive received a lump sum payment pursuant to and in accordance with subparagraphs 8.02(a) and (b). Subsequent Compensation for each calendar quarter during which the Executive engages in such other employment or consulting position shall equal the lesser of (i) the cash or other compensation that is payable to the Executive for such employment or consulting position during that particular quarter, or (ii) the figure obtained by multiplying the total amount of salary plus annual and prorated performance awards used in calculating a lump sum payment for the Executive under subparagraphs 8.02(a) and (b) (prior to discounting to present value as of the Termination) by a fraction, the numerator of which is 3 and the denominator of which is the number of months remaining in the Period of Employment after Termination. Notwithstanding the foregoing, the Executive shall not be required to minimize payments or benefits under this Agreement by seeking or accepting other employment or a consulting position.

          9.03 The benefits to be provided by the Company under the provisions of subparagraph 8.02(d) shall be reduced to the extent of the death, disability, medical, dental, health and welfare benefits received by the Executive from any other employment or consulting position he obtains subsequent to a Termination and prior to his attaining age 65.

          10.   MINIMUM SEVERANCE PAYMENT

          10.01 If the employment of the Executive shall be terminated by the Company for any reason other than Cause at a time prior to the attainment by the Executive of 65 years of age and when there are fewer than 12 months remaining in the Period of Employment, the Company shall pay the Executive a lump sum severance payment, in addition to any payment under Section 8, equal to the total of the following future payments, discounted to present value at the Discount Rate as defined in Section 12 applied to each such payment, for each month of the Severance Period (as defined below): the sum of (i) the monthly salary of the Executive in effect for the month immediately preceding the month in which termination of his employment shall have taken place, (ii) the average of the highest annual incentive awards paid to the Executive under the Management Incentive Plan for any three calendar years (or the actual number of years if fewer) during the last ten years of his employment by the Company (or the actual number of years if fewer) divided by 12, and
(iii) the average of the highest incentive awards, if any, paid to the Executive under the Long-Term Incentive Plan for any three performance periods (or the actual number of performance periods if fewer) during the last ten years of his employment by the Company (or the actual number of years if fewer) divided by 12. The Severance Period shall (i) commence upon the first calendar month after the completion of the Period of Employment, and (ii) end upon the earliest of (A) 12 calendar months after the termination of his employment, or (B) the month in which the Executive shall attain 65 years of age.

          The payments made and benefits provided to the Executive, his beneficiaries, or estate pursuant to this paragraph 10.01 shall be in lieu of, and not in addition to, any and all benefits to which the Executive is otherwise entitled upon termination of employment with the Company, including, but not limited to, any other Company policies, procedures, or practices, oral or written, now or hereafter established, and shall be in lieu of all other remedies, damages, or relief to which he might otherwise be entitled under this Agreement.

          10.02 If the Executive receives payment under paragraph 10.01 and obtains other employment or consulting position within the Severance Period, the Executive shall pay to the Company on a quarterly basis the Post-Severance Compensation, as defined below, that he receives for such other employment or consulting position through the last day of the Severance Period, provided, however, that the amount of such quarterly payments shall be reduced by any liability with respect to such Post-Severance Compensation that the Executive incurs for income taxes (after taking into account any income tax benefit available as a result of such quarterly payments) and payroll deductions required by law. Post-Severance Compensation for each calendar quarter during which the Executive engages in such other employment or consulting position shall equal the lesser of (i) the cash or other compensation that is payable to the Executive for such employment or consulting position during that particular quarter, or (ii) the figure obtained by multiplying the total amount of salary plus annual awards used in calculating a lump-sum payment for the Executive under paragraph

10.01 (prior to discounting to present value as of the termination) by a fraction the numerator of which is 3 and the denominator of which is the number of months in the Severance Period. Notwithstanding the foregoing, the Executive shall not be required to minimize payments or benefits under this Agreement by seeking or accepting other employment or a consulting position.

          11.   JOINT AND SEVERAL LIABILITY; TRUST AGREEMENT

          11.01 All duties, undertakings, obligations, and liabilities of the Company or the Parent arising under this Agreement shall be the joint and several liability of the Company and the Parent.

          11.02 To assure the performance by the Company and the Parent of its obligations under this Agreement in the event of a Change in Control, the Company or the Parent shall, upon the request of the Executive immediately prior to a Change in Control, or at any time on or after the date a Change in Control occurs and prior to the date all amounts to which Executive is or may become entitled hereunder have been paid to Executive, deposit in an irrevocable trust with a trustee designated by the Executive, an amount of liquid assets equal to the present value based on the Discount Rate defined in Section 12 of the maximum amount of all lump sum amounts which could be paid to Executive in the event of a Termination of the Executive (as defined in paragraph 8.03) following a Change in Control. Such trust shall be established and funded only if and to the extent that the establishment of such trust does not contravene the provisions of any loan agreement under which the Company or the Parent is obligated; provided, however, that the Company and Parent (as opposed to the lender under any such loan agreement) may not seek to preclude the establishment of such trust by initiating the entering into, renegotiating or amending of any such loan agreement, a principal purpose of which entering into, renegotiation, or amendment is such preclusion. The trust shall be reasonably satisfactory in form and substance to the Executive, with no greater rights in the Executive than an unsecured creditor of the Company and Parent. To the extent there are not amounts in trust sufficient to pay all amounts due to Executive under this Agreement, the Company and Parent shall be and remain liable therefore.

          12.   DISCOUNT RATE

          For purposes of determining the present value of any payment or benefit under this Agreement, the term "Discount Rate" shall mean 10%; provided, that if the average of the prime rate (or its equivalent) charged by Morgan Guaranty Trust Company of New York during the 30 day Period which ends 15 days after the date of the Executive's Termination is 8% or less, the Discount Rate shall be 8%.

          13.   POTENTIAL EXCISE TAXES

          In the event that any excise tax is payable by the Executive by reason of section 4999 of the Internal Revenue Code of 1986, as that section may be amended, or any successor or similar provision thereto, or comparable state or local tax laws, as a direct or indirect result of the receipt of any payment, right or benefit received after July 17, 1996 by the Executive from the Company or from any interested person which is in the nature of compensation in connection with his employment with the Company, Parent, or any subsidiary of either of them, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all Federal, state and local taxes, including income and excise taxes, payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same after-tax position he would have been in had no such excise tax (and any interest and penalties thereon) been paid or incurred. The Company shall pay such additional compensation upon the earlier of (A) the time at which the Company withholds such excise tax from any payments to the Executive, or
(B) 30 days after the Executive notifies the Company that the Executive has filed a tax return which takes the position that such excise tax is due and payable in reliance on a written opinion of the Executive's tax counsel that it is more likely than not that such excise tax is due and payable.

          If the Executive makes any payment with respect to any such excise tax as a result of an adjustment to the Executive's tax liability by any Federal, state or local authority, the Company will pay such additional compensation within 30 days after the Executive notifies the Company of such payment. Without limiting the obligation of the Company hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise tax; provided, however, that the Executive will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that the Executive reasonably determines that such contest is inconsistent with the overall tax interests of the Executive.

          The Company agrees to hold in confidence and not to disclose, without the Executive's prior written consent, any information with regard to the Executive's tax position which the Company obtains pursuant to this
Section 13.

          14.   INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES

          14.01 The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Delaware, as in effect at the time of the subject act or omission, or by the Restated Certificate of Incorporation and By-Laws of the Company as in effect at such time or on the date of this Agreement, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords or afforded greater protection to the Executive; and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company, provided that the Company shall cause to be maintained in effect for not less than six years from the date of a Change in Control (to the extent available) policies of directors' and officers' liability insurance of at least the same coverage as those maintained by the Company at any time within 180 days after the date of this Agreement and containing terms and conditions which are no less advantageous than such policies.

          14.02 In the event of any litigation, arbitration or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement or the enforcement of his rights hereunder, the Company shall periodically reimburse the Executive, regardless of the outcome, for all of his reasonable costs and expenses relating to such litigation, arbitration or other proceeding, including, without limitation, his reasonable attorneys' fees and expenses. In no event shall the Executive be required to reimburse the Company for any of the costs or expenses relating to such litigation, arbitration or other proceeding.

          15.   NOTICES

          All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if personally delivered or if actually received by mail, return receipt requested and postage prepaid, addressed to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice to the other:

          To the Company:               The Musicland Group, Inc.
                                        10400 Yellow Circle Drive
                                        Minnetonka, MN  55343
                                        Attention:  Chief Executive Officer

          To the Executive:             The Musicland Group, Inc.
                                        10400 Yellow Circle Drive
                                        Minnetonka, MN   55343
                                        Attention:  Gilbert L. Wachsman

          With an additional copy to:   Gilbert L. Wachsman

                                        ---------------------------------------

                                        ---------------------------------------

          Receipt by mail shall be established by a duly executed return receipt.

          16.   GENERAL PROVISIONS

          16.01 Whenever, under this Agreement, it is necessary to determine whether one benefit is less than, equal to, or larger than another in value, whether or not such benefits are provided under this Agreement, such determination shall be made using mortality, interest and any other assumptions no less favorable to the Executive than those normally used as of the date of such determination in determining actuarial equivalents for the purpose of the Retirement Program.

          16.02 This Agreement shall not confer any right or impose any obligation on the Executive to continue in the employ of the Company, or limit the right of the Company or the Executive to terminate his employment, at any time prior to a Change in Control.

          16.03 The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments provided for in this Agreement, except as otherwise provided in paragraphs 9.02 and 10.02.

          16.04 No right to or interest in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

          16.05 No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing signed by the Executive and by a duly authorized Company officer.

          16.06 If any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

          16.07 When this Agreement becomes operative, the obligations of the Company under paragraphs 11 (joint and several liability; trust agreement), 13 (potential excise taxes) and 14 (indemnification and insurance; legal expenses) shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise).

          16.08 This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

          16.09 The word "Executive" shall wherever appropriate include his dependents, beneficiaries and legal representatives.

          16.10 All payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

          16.11 The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof. IN WITNESS WHEREOF, the parties hereto have executed this Change of Control Agreement as of the day and year first above written to be effective and operative as set forth in Section 1.01.

                                 THE MUSICLAND GROUP, INC.

                                 By  /s/ Jack W. Eugster
                                   ---------------------------------------
                                 Its Chief Executive Officer

                                 MUSICLAND STORES CORPORATION

                                 By  /s/ Jack W. Eugster
                                   ---------------------------------------
                                 Its Chief Executive Officer

                                 GILBERT L. WACHSMAN

                                     /s/ Gilbert L. Wachsman
                                   ---------------------------------------